Exhibit 32.2

Certification of

Chief Financial Officer

of First Financial Bankshares, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2017 of First Financial Bankshares, Inc. (the “Company”).

I, J. Bruce Hildebrand, the Executive Vice President and Chief Financial Officer of the Company, certify that:

1. the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 31, 2017
	By:	/s/ J. Bruce Hildebrand
J. Bruce Hildebrand
Chief Financial Officer

Subscribed and sworn to before me this 31st day of October, 2017.

/s/ Melissa A. Lomax
Melissa A. Lomax
Notary Public

My commission expires: October 11, 2020